EXHIBIT B
                               EnerShop, Inc.
                      Intercompany Service Transactions
                   For the Quarter Ended December 31, 1997



             Name                         Type of Service              Amount
------------------------------- -------------------------------------  -------
Central and South West          Salaries, and overheads (direct and   $301,203
Services, Inc.                  indirect) in support of EnerShop
(Wholly owned subsidiary of
Central and South West
Corporation)